Exhibit 99.1

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Index

December 31, 2003 and 2002

Page(s)
Report of Independent Auditors	1

Combined Financial Statements

Balance Sheets	2

Statements of Earnings	3

Statements of Stockholder’s Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	6-14

Report of Independent Auditors

To the Board of Directors and Stockholder of

FirstGuard, Inc. and FirstGuard Health Plan, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of earnings, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of FirstGuard, Inc. and FirstGuard Health Plan, Inc. and their subsidiaries (the “Company”), wholly owned subsidiaries of Model Cities Health Corporation of Kansas City d/b/a Swope Parkway Health Center at December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Kansas City, Missouri

November 19, 2004

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Combined Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$8,305,493	$590,950
Premium and related receivables, net	11,419,898	10,669,103
Short-term investments, at amortized cost	16,271,483	28,753,720
Deferred income taxes	582,574	1,981,515
Other current assets	291,304	416,047

Total current assets	36,870,752	42,411,335

Held-to-maturity investments, at amortized cost	27,104,809	24,540,436
Restricted deposits, at amortized cost	1,200,000	1,200,000
Deferred income taxes	581,349	660,910
Property, software and equipment	313,239	372,324

Total assets	$66,070,149	$69,185,005

Liabilities and stockholder’s equity
Current liabilities
Medical claims liabilities	$30,318,567	$43,692,150
Accounts payable and accrued expenses	2,506,925	2,610,687
Bank overdrafts	—	4,161,548
Unearned revenue	341,137	557,319
Income taxes payable	1,088,370	1,964,163
Payable to affiliates	150,345	248,452

Total current liabilities	34,405,344	53,234,319

Note payable to affiliate	2,459,437	2,378,812

Total liabilities	36,864,781	55,613,131

Minority interest	3,000,110	1,609,329

Stockholder’s equity
Common stock	3,876,116	3,876,116
Retained earnings	22,329,142	8,086,429

Total stockholder’s equity	26,205,258	11,962,545

Total liabilities and stockholder’s equity	$66,070,149	$69,185,005

The accompanying notes are an integral part of these combined financial statements.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Combined Statements of Earnings

Years Ended December 31, 2003 and 2002

	2003	2002
Revenues
Premiums	$233,377,117	$239,680,592

Total revenues	233,377,117	239,680,592

Expenses
Medical costs	189,588,785	205,077,637
General and administrative expenses	20,231,247	23,654,086

Total operating expenses	209,820,032	228,731,723

Earnings from operations	23,557,085	10,948,869

Other income (expense)
Investment and other income	826,914	1,108,936
Interest expense	(80,625)	(568,926)

Earnings before income taxes	24,303,374	11,488,879
Income tax expense	(8,669,880)	(4,542,608)
Minority interest	(1,390,781)	(866,249)

Net earnings	$14,242,713	$6,080,022

The accompanying notes are an integral part of these combined financial statements.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Combined Statements of Stockholder’s Equity

Years Ended December 31, 2003 and 2002

	Common Stock	Retained Earnings	Total
Balance, December 31, 2001	$3,876,116	$2,006,407	$5,882,523
Net earnings	—	6,080,022	6,080,022

Balance, December 31, 2002	3,876,116	8,086,429	11,962,545
Net earnings	—	14,242,713	14,242,713

Balance, December 31, 2003	$3,876,116	$22,329,142	$26,205,258

The accompanying notes are an integral part of these combined financial statements.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Combined Statements of Cash Flows

Years Ended December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net earnings	$14,242,713	$6,080,022
Adjustments to reconcile net earnings to
net cash provided by operating activities
Depreciation expense	247,910	351,466
Bond amortization, net	997,000	971,000
Deferred income tax provision (benefit)	1,478,502	(182,886)
Minority interest	1,390,781	866,249
Changes in assets and liabilities
Premium and related receivables	(750,795)	(1,589,165)
Other current assets	124,743	567,124
Medical claims liabilities	(13,373,583)	7,468,504
Accounts payable and accrued expenses	(103,762)	98,317
Unearned revenue	(216,182)	472,819
Income taxes payable	(875,793)	1,316,876
Amounts due to affiliates	(98,107)	248,452

Net cash provided by operating activities	3,063,427	16,668,778

Cash flows from investing activities
Purchase of property, software and equipment	(188,825)	(296,493)
Purchase of investments	(43,650,502)	(38,539,614)
Maturities of investments	52,571,366	18,139,821

Net cash provided by (used in) investing activities	8,732,039	(20,696,286)

Cash flows from financing activities
Repayment of notes payable	—	(2,989,682)
Change in bank overdrafts	(4,161,548)	4,161,548
Proceeds from note payable to affiliate	80,625	26,680

Net cash (used in) provided by financing activities	(4,080,923)	1,198,546

Net increase (decrease) in cash and cash equivalents	7,714,543	(2,828,962)

Cash and cash equivalents, beginning of period	590,950	3,419,912

Cash and cash equivalents, end of period	$8,305,493	$590,950

Income taxes paid	$8,475,000	$3,845,000

Interest paid	$—	$542,246

The accompanying notes are an integral part of these combined financial statements.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

1.	Organization and Operations

FirstGuard, Inc. and FirstGuard Health Plan, Inc. and their subsidiaries (the “Company”) operate two health maintenance organizations (HMOs) to provide health services primarily to low income residents of the States of Kansas and Missouri through the Healthwave – Title XIX and Healthwave – Title XXI programs sponsored by the State of Kansas and the MC+ program sponsored by the State of Missouri. The Company derived approximately 63 percent and 59 percent of its premium revenues from the State of Kansas and 34 percent and 30 percent of its premium revenues from the State of Missouri during 2003 and 2002, respectively. Additionally, during 2003 and 2002, approximately 3 percent and 11 percent of the Company’s premium revenues were derived from sales to commercial groups. The Company had no commercial members as of December 31, 2003.

As of December 31, 2003, FirstGuard, Inc. and FirstGuard Health Plan, Inc. were wholly owned subsidiaries of Model Cities Health Corporation of Kansas City d/b/a Swope Parkway Health Center (the “Parent”). As of December 31, 2003 and 2002, FirstGuard, Inc. owned 80 percent of FirstGuard Health Plan Kansas, Inc., which comprised 100 percent of FirstGuard, Inc.’s premium revenues during each year.

See Note 13 for disclosure of subsequent events impacting the Company’s organization and operations.

2.	Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of FirstGuard, Inc. and FirstGuard Health Plan, Inc. and their subsidiaries, which have been combined on a basis of common control. All intercompany transactions and account balances have been eliminated in the combined financial statements.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Investments with original maturities of three months or less are considered to be cash equivalents.

Investments

Debt securities are classified as held-to-maturity based on the Company’s intent and ability to hold the securities to maturity. These securities are stated at amortized cost. Short-term investments include securities with original maturities upon acquisition between three months and one year. Long-term investments include securities with original maturities upon acquisition greater than one year. Premiums and discounts are amortized or accreted over the life of the related security using the effective interest method. The Company monitors the difference between the amortized cost and fair market value of investments. Investments that experience a decline in value that is judged

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

to be other than temporary are written down to fair value and a realized loss is recorded in investment and other income.

Restricted Deposits

Restricted deposits consist of investments required by various state statutes to be deposited or pledged to state agencies. These investments are classified as long-term, regardless of the contractual maturity date, due to the nature of the states’ requirements.

Property, Software and Equipment

Property, software and equipment is stated at cost less accumulated depreciation. Depreciation is calculated principally by the straight-line method over the estimated useful lives of the assets, which are generally 7 years for furniture, 5 years for telecommunications equipment and 3 years for software and computer equipment.

Medical Claims Liabilities

Medical services costs include claims paid, claims adjudicated but not yet paid, estimates for claims received but not yet adjudicated, estimates for claims incurred but not yet received and estimates for the costs necessary to process unpaid claims.

The estimates of medical claims liabilities are developed using standard actuarial methods based upon historical data for payment patterns, cost trends, product mix, seasonality, utilization of healthcare services and other relevant factors including product changes. These estimates are continually reviewed and adjustments, if necessary, are reflected in the period known.

Management did not change actuarial methods during the years presented. Management believes the amount of medical claims payable is reasonable and adequate to cover the Company’s liability for unpaid claims as of December 31, 2003; however, actual claim payments may differ from established estimates.

Premium Revenue and Related Receivables

The majority of the Company’s Medicaid Managed Care premium revenue is received monthly based on fixed rates per member as determined by the state contracts. The State contracts allow for additional premium related to maternity deliveries. The revenue is recognized as earned over the covered period of services. Premiums collected in advance are recorded as unearned revenue.

Revenues due to the Company are recorded as premium and related receivables.

Premium Deficiency Reserves

As of December 31, 2002, the Company carried premium deficiency reserves of $4.3 million. Based on the Company’s expectations regarding the profitability of contracts in force at December 31, 2003, no such reserve was recorded at that date.

Reinsurance

The Company has purchased reinsurance from third parties to cover eligible healthcare services and to limit its exposure to hospital inpatient claims. Reinsurance premiums were $1,099,224 and $1,905,660 and reinsurance recoveries were $2,026,141 and $2,234,625 for the years ended December 31, 2003 and 2002, respectively.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

As of December 31, 2003 and 2002, the Company had $232,650 and $262,866 of unsecured aggregate reinsurance recoverables. Reinsurance contracts do not relieve the Company from its obligations to members. Failure of reinsurers to honor their obligations could result in losses to the Company.

Other Income (Expense)

Other income (expense) consists principally of investment income and interest expense.

Investment income is derived from the Company’s cash, cash equivalents, restricted deposits and investments. Interest expense consists of interest on notes payable.

Risk-Sharing Pool

The Company has entered into a risk-sharing agreement with the Parent, which is also one of the Company’s providers. The risk-sharing amount is determined based on the comparison of the medical budget for noncapitated services, such as inpatient hospital services, to the actual medical cost of providing health care services to members who have chosen the provider as their primary care provider. Total risk-sharing expense of $500,000 and $316,350 was recorded as an addition to medical costs on the combined statements of earnings during 2003 and 2002, respectively.

Income Taxes

Deferred tax assets and liabilities are recorded for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date of the tax rate change.

Recent Accounting Pronouncements

In November 2002, FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of SFAS No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, was issued. This interpretation clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor’s accounting for, and disclosure of, the issuance of certain types of guarantees. The adoption of FASB Interpretation No. 45 did not have an impact on the net earnings or equity of the Company.

In January 2003, FASB Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB 51, was issued. The primary objectives of this interpretation, as amended, are to provide guidance on the identification and consolidation of variable interest entities, or VIE’s, which are entities for which control is achieved through means other than through voting rights. The Company has completed an analysis of this Interpretation and has determined that it does not have any VIEs.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

3.	Investments

The amortized cost and estimated market values of investments classified as held-to-maturity are as follows at December 31, 2003 and 2002:

	Amortized Cost	Estimated Market Value
December 31, 2003

U.S. Treasury securities and obligations of U.S. government corporations and agencies	$37,364,205	$37,392,959
Political subdivisions of states, territories and possessions	2,512,609	2,507,235
Special revenue and special assessment obligations of all nonguaranteed obligations of governments and their political subdivisions	4,699,478	4,668,708

	$44,576,292	$44,568,902

December 31, 2002

U.S. Treasury securities and obligations of U.S. government corporations and agencies	$17,795,233	$17,934,225
Political subdivisions of states, territories and possessions	3,309,197	3,308,270
Special revenue and special assessment obligations of all nonguaranteed obligations of governments and their political subdivisions	25,338,605	25,438,888
Industrial and miscellaneous	8,051,121	8,051,121

	$54,494,156	$54,732,504

The contractual maturities of investments classified as held-to-maturity are as follows at December 31, 2003:

	Amortized Cost	Estimated Market Value
One year or less	$16,271,483	$16,257,753
One year through five years	28,304,809	28,311,149

	$44,576,292	$44,568,902

Actual maturities may differ from contractual maturities due to call or prepayment options.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

4.	Income Taxes

The combined income tax expense consists of the following for the years ended December 31, 2003 and 2002:

	2003	2002
Current
Federal	$6,441,147	$4,550,194
State	750,231	175,300

Total current	7,191,378	4,725,494
Deferred	1,478,502	(182,886)

Total expense	$8,669,880	$4,542,608

The following is a reconciliation of the expected income tax expense at U.S. Federal statutory rates to the Company’s actual income tax expense for the years ended December 31, 2003 and 2002:

	2003	2002
Expected federal income tax expense	$8,506,181	$4,021,108
State income taxes, net of federal income tax benefit	487,650	153,119
Other	(323,951)	368,381

Income tax expense	$8,669,880	$4,542,608

Temporary differences that give rise to deferred tax assets and liabilities are presented below:

	2003	2002
Medical claims liabilities and other accruals	$246,456	$379,589
Intangible assets	606,746	660,910
Accrued compensation	336,121	149,782
Interest on surplus notes	326,206	298,787
Premium deficiency reserve	—	1,449,080
Other	—	3,064

	1,515,529	2,941,212
Valuation allowance	(326,206)	(298,787)

Total deferred tax assets	1,189,323	2,642,425

Depreciation	25,400	—

Total deferred tax liabilities	25,400	—

Net deferred tax assets and liabilities	$1,163,923	$2,642,425

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

The valuation allowance of $326,206 and $298,787 as of December 31, 2003 and 2002, respectively, relates to accrued interest on surplus notes which have yet to be approved by regulatory authorities.

At December 31, 2003, the Company had no operating loss carryforwards. The following are income taxes incurred in the current and prior years that will be available for recoupment in the event of future losses:

2003	$6,450,398
2002	4,685,245
2001	1,809,292

5.	Medical Claims Liabilities

The change in medical claims liabilities is summarized as follows:

	2003	2002
Balance, January 1	$43,692,150	$36,223,646

Incurred related to
Current year	203,485,409	212,172,272
Prior years	(13,896,624)	(7,094,635)

Total incurred	189,588,785	205,077,637

Paid related to
Current year	175,993,777	170,711,995
Prior years	26,968,591	26,897,138

Total paid	202,962,368	197,609,133

Balance, December 31	$30,318,567	$43,692,150

Changes in estimates of incurred claims for prior years were attributable primarily to lower than anticipated utilization of medical services and the reversal of premium deficiency reserves recorded as of December 31, 2002 and 2001.

The Company had reinsurance recoverables of $232,650 and $262,866 at December 31, 2003 and 2002, respectively.

6.	Note Payable

On May 8, 1996, the Company issued a surplus note to the Parent in the amount of $1.5 million. Interest accrues at the prime rate plus one percent. The note balance, including accrued interest, was $2.5 million at December 31, 2003. The note and the related accrued interest may not be repaid without the prior written approval of the Missouri Department of Insurance. No payments were made during 2003. See Note 13 for additional information.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

7.	Statutory Capital Requirements and Dividend Restrictions

Under Missouri insurance laws, FirstGuard Health Plan, Inc. must maintain minimum capital and surplus of at least two percent of annual written premium. At December 31, 2003, the minimum required statutory capital and surplus was $1,732,781, compared to actual statutory capital and surplus of $16,519,901. FirstGuard Health Plan Kansas, Inc. is not required by Kansas insurance laws to maintain minimum capital and surplus.

Missouri and Kansas insurance laws impose various restrictions regarding the payment of dividends without prior approval of the state insurance department. The Company paid no dividends during 2003 or 2002. See Note 13 for additional information.

8.	Retirement Plan

The Company has a defined contribution pension plan funded entirely by employer contributions of 4 percent of each participant’s annual compensation, plus an additional 4 percent of participant compensation in excess of the Federal Insurance Contribution Act (“FICA”) limit. All permanent full-time employees are eligible to participate and have a 100 percent vested interest after five years of continuous employment. Pension costs are funded annually and there is no past service benefit liability under the plan. For the years ended December 31, 2003 and 2002, the Company recorded pension expense of $168,271 and $258,841 for contributions to this plan, respectively.

The Company sponsors a 401(k) savings plan for substantially all of its employees. The Company matches 50 percent of each employee’s contributions up to 3 percent of the employee’s salary. For the years ended December 31, 2003 and 2002, the Company recorded $101,815 and $90,869 of expense related to this plan, respectively.

9.	Commitments

The Company leases office facilities and various equipment under non-cancelable operating leases. Total rent expense under these leases was $804,919 and $808,416 for the years ended December 31, 2003 and 2002, respectively. The future minimum rental commitments under such leases are as follows:

2004	$835,525
2005	789,993
2006	775,428
2007	775,428
2008 and thereafter	3,101,712

$6,278,086

10.	Contingencies

The Company is routinely subject to legal proceedings in the normal course of business. While the ultimate resolution of such matters are uncertain, the Company does not expect the results of these matters to have a material effect on its financial position or results of operations.

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

11.	Risks and Uncertainties

The Company’s profitability depends in large part on accurately predicting and effectively managing medical services costs. The Company continually reviews its premium and benefit structure to reflect its underlying claims experience and revised actuarial data; however, several factors could adversely affect the medical services costs. Certain of these factors, which include changes in healthcare practices, inflation, new technologies, major epidemics, natural disasters and malpractice litigation, are beyond any health plan’s control and could adversely affect the Company’s ability to accurately predict and effectively control healthcare costs. Costs in excess of those anticipated could have a material adverse effect on the Company’s results of operations.

Financial instruments that potentially subject the Company to concentrations of credit and interest rate risks consist primarily of cash and cash equivalents, investments in marketable securities and accounts receivable. Investments in marketable securities are managed within guidelines established by the Company’s board of directors. The Company carries these investments at amortized cost.

Concentrations of credit risk with respect to premium and related receivables are limited due to significant customers paying as services are rendered. Significant customers include the states in which the Company operates.

As discussed in Note 2 to the combined financial statements, the Company has reinsurance agreements with unaffiliated insurance companies. The Company monitors the financial ratings of its reinsurers to determine compliance with standards set by state law. The Company has a credit risk associated with these reinsurance agreements to the extent the reinsurers are unable to pay valid reinsurance claims of the Company.

12.	Related Party Transactions

During 2003 and 2002, the Company incurred expenses to the Parent as follows:

	2003	2002
Health care services rendered by the Parent as a capitated primary care provider	$1,700,286	$1,572,091
Office rental expense under a lease agreement effective January 1, 2002 through December 2011	691,698	587,007
Human resources, administrative and office rental expense	192,004	29,691
Nonrecurring services related to the reorganization of the Parent, the Company and their affiliates, as approved by the Missouri Department of Insurance	170,157	356,971

	$2,754,145	$2,545,760

FirstGuard, Inc. and

FirstGuard Health Plan, Inc.

Notes to Combined Financial Statements

December 31, 2003 and 2002

Additionally, the Parent and its affiliates were members of the Company’s commercial HMO/POS program during 2003 and 2002 and paid the Company $713,213 and $1,814,345 in premiums, respectively.

During 2003 and 2002, FirstGuard Health Plan Kansas, Inc. participated in a physician network lease agreement with HPHN, which expires in April 30, 2009. Under the terms of the agreement, the Company’s monthly lease payments are determined based on the number of enrolled members. Total expenses incurred during 2003 and 2002 related to this agreement were $1,105,775 and $1,808,253, respectively.

13.	Subsequent Events

During August 2004, the Company purchased HPHN’s 20 percent interest in FirstGuard Health Plan Kansas, Inc. for $4.6 million, subject to additional consideration of $1.95 million to be paid to HPHN by Swope Community Enterprises (“SCE”).

On September 23, 2004, the Company completed a reorganization plan, which was initiated during late 2002. As a result of the reorganization, all of the outstanding shares of FirstGuard, Inc. and FirstGuard Health Plan, Inc. were transferred from the Parent to an affiliate, SCE. Subsequently, on September 28, 2004, SCE announced that it had signed a definitive agreement to sell the Company to Centene Corporation, an unaffiliated company, for approximately $93 million in cash. This transaction closed in December 2004 after necessary regulatory approvals were received.

On November 22, 2004, with the approval of the Commissioner of the Missouri Department of Insurance, the Company paid the Parent $2,527,934 in full settlement of the outstanding note payable balance, including accrued interest.

During 2004, the Missouri Department of Insurance and the Kansas Insurance Department approved total dividend payments of $27,096,331 to the Parent, subject to completion of the sale of the Company to Centene Corporation which occurred in December 2004.